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                          [HONEYWELL INC. LETTERHEAD]

                                                                     EXHIBIT 5.1

Board of Directors
Honeywell Inc.
Honeywell Plaza
Minneapolis, Minnesota 55408

Ladies and Gentlemen:

    I am Vice President and General Counsel of Honeywell Inc., a Delaware corporation (the "Company" or the "Guarantor"), and the parent company of Honeywell Finance B.V., a private limited liability corporation organized under the laws of The Netherlands ("Honeywell B.V.") and Honeywell Canada Limited, a corporation incorporated under the laws of the Province of Ontario, Canada ("Honeywell Canada") (the Company, Honeywell B.V. and Honeywell Canada are sometimes referred to individually as an "Issuer"). The Company, Honeywell B.V. and Honeywell Canada propose to issue from time to time up to U.S. $500,000,000 aggregate principal amount of debt securities (the "Debt Securities") pursuant to a Registration Statement on Form S-3 (the "Registration Statement"). The Debt Securities offered by Honeywell B.V. and Honeywell Canada will be unconditionally guaranteed as to principal of and any premium and interest by the Company (the "Guarantee"). The Debt Securities of the Company will be issued under an Indenture (the "Company Indenture") in the form filed as Exhibit 4.1 to the Registration Statement, and the Debt Securities of Honeywell B.V. and Honeywell Canada will be issued under an Indenture (the "Subsidiary Indenture") in the form filed as Exhibit 4.2 to the Registration Statement (the Company Indenture and the Subsidiary Indenture are sometimes collectively referred to as the "Indentures").

    I have examined such documents, including resolutions of the Board of Directors of the Company adopted on April 16, 1996, resolutions of the
Shareholders of Honeywell B.V. adopted on May 13, 1996, and resolutions of the Board of Directors of Honeywell Canada adopted on May 16, 1996 (collectively, the "Resolutions"), and have reviewed such questions of law, as I have considered necessary and appropriate for the purposes of the opinions set forth below. In rendering the opinions set forth below, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to this opinion, I have relied upon certificates of officers of the Company and of public officials. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indentures incorporated by reference as Exhibits 4.1 and 4.2 to the Registration Statement.

    Based on the foregoing, I am of the opinion that:

       1. When the specific terms of a series of Debt Securities of the Company have been specified in a supplemental indenture or an Officer's
    Certificate of the Company, which has been executed and delivered to the Trustee by an officer of the Company authorized to do so by the Resolutions, such series of Debt Securities will have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in the Company Indenture and delivered against
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The Board of Directors
Honeywell Inc.
May 20, 1996
Page 2

    payment therefor pursuant to the terms described in the Registration Statement and as specified by an officer of the Company authorized to do so by the Resolutions, will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such series.

       2. When the Subsidiary Indenture is duly executed and delivered by the Company, as Guarantor, Honeywell B.V., Honeywell Canada and the
    Trustee and when the specific terms of a series of Debt Securities of an Issuer and the Guarantor have been specified in a supplemental indenture or an Officer's Certificate of the applicable Issuer thereof and the Guarantor, which has been executed and delivered to the Trustee by an officer of the applicable Issuer thereof and the Guarantor authorized to do so by the Resolutions, such series of Debt Securities of such Issuer and the related Guarantee will have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in the Subsidiary Indenture and delivered against payment therefor pursuant to the terms described in the Registration Statement and as specified by an officer of such Issuer and the Guarantor authorized to do so by the Resolutions, such series of Debt Securities and the related Guarantee will constitute valid and binding obligations of such Issuer and the Guarantor, respectively, enforceable in accordance with the terms of such series.

    The opinions set forth above are subject to the following qualifications and exceptions:

           (a) The  opinions  are  subject  to  the  effect  of  any  applicable
               bankruptcy,  insolvency,  reorganization,  moratorium  or   other
       similar law of general application affecting creditors' rights.

           (b) The opinions are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

           (c) In rendering the opinions set forth above, I have assumed that, at the time of the authentication and delivery of a series of
       Debt Securities of an Issuer (and the related Guarantee, if applicable), the Resolutions referred to above will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of such series of Debt Securities (and the related Guarantee, if applicable), the Registration Statement will have been declared effective by the Commission and will continue to be effective, none of the particular terms of such series of Debt Securities (and the related Guarantee, if applicable) will violate any applicable law and neither the issuance and sale thereof nor the compliance by the applicable Issuer or the Guarantor, if applicable, with the terms thereof will result in a violation of any agreement or instrument then binding upon such Issuer or the Guarantor or any order of any court or governmental body having jurisdiction over such Issuer or the Guarantor.

           (d) As of the date of this opinion, a judgment for money in an action based on a Debt Security denominated in a foreign currency or currency unit in a federal or State court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion into United States dollars of the foreign currency or currency unit in which a particular Debt Security is denominated will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a Debt Security would be required to render such judgment in the foreign currency or currency unit in which such Debt Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.
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The Board of Directors
Honeywell Inc.
May 20, 1996
Page 3

    My opinions expressed above are limited to the laws of the State of New York, the Delaware General Corporation Law and the federal laws of the United States of America, and I am expressing no opinion as to the laws of any other jurisdiction. With respect to matters of Canadian law you are being provided with the opinion, dated the date hereof, of Baker & McKenzie, Canadian counsel to the Company and Honeywell Canada. With respect to matters of Dutch law you are being provided with the opinion, dated the date hereof, of Nauta Dutilh, Dutch counsel to the Company and Honeywell B.V.

    I hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Validity of Debt Securities and Guarantee" contained in the Prospectus included therein.

                                          Very truly yours,

                                               /s/ EDWARD D. GRAYSON, ESQ.

                                          --------------------------------------
                                                 Edward D. Grayson, Esq.

Dated: May 20, 1996